EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is made and entered into as of May 16, 2018 by and among (i) Resort Savers Inc. (the “Purchaser”), a Nevada corporation, and (ii) Mr. YANG Baojin (the “Seller”), a citizen of the People’s Republic of China (“PRC”) and owner of 49% of the issued and outstanding equity of the Company (as defined below). The Purchaser and the Seller are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Capitalized terms, unless otherwise defined, shall have the meanings ascribed to such terms in Article IX hereof.

RECITALS

WHEREAS, the Purchaser is a publicly-held corporation organized under the laws of the State of Nevada;

WHEREAS, the Seller owns and agrees to sell a 49% ownership interest in Beijing Yandong Tieshan Oil Products Co., Ltd. (the “Company”), a privately-held company organized under the laws of the PRC;

WHEREAS, Huaxin Changrong (Shenzhen) Technology Service Co., Ltd. (the “Transferee”) is a corporation organized under the laws of the PRC and a wholly-owned subsidiary of Xing Rui International Investments Holding Group Co. Ltd., a Seychelles corporation which is itself a wholly owned subsidiary of the Purchaser;

WHEREAS, the Transferee already owns a 51% ownership interest in the Company;

WHEREAS, the Purchaser by this Agreement agrees to issue to the Seller 16,000,000 shares of the Purchaser’s common stock, par value $0.0001 per share (the “Common Stock”), which following the Closing (as defined below) will represent approximately 17.6% of the issued and outstanding shares of the Purchaser’s Common Stock, in exchange for the transfer by the Seller of 49% of the total issued and outstanding equity of the Company (the “Residual Ownership Interest” and such exchange, the “Exchange”);

WHEREAS, following the Exchange, the Company will be the wholly-owned subsidiary of the Transferee; and

WHEREAS, for Federal income tax purposes, it is intended that the Exchange qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I.

THE SHARE EXCHANGE

1.1 Purchase and Sale of Shares. At the Closing and subject to and upon the terms and conditions of this Agreement, the Seller shall sell, transfer, convey, assign and deliver to the Transferee, and the Purchaser shall purchase from the Seller, the Residual Ownership Interest, free and clear of all Liens.

1.2 Consideration. At the Closing and subject to and upon the terms and conditions of this Agreement, in full payment for the Residual Ownership Interest, the Purchaser shall issue and deliver to the Seller an aggregate of 16,000,000 shares of Common Stock (the “Exchange Shares”).

1.3 Seller Consent. The Seller hereby approves, authorizes and consents to the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder, and the consummation by the Company of the transactions contemplated hereby. The Seller promises to execute such instruments of transfer and approval as are necessary to consummate the Exchange.

ARTICLE II.

CLOSING

2.1 Closing. The closing of the transactions contemplated by this Agreement (“Closing”) shall occur at a mutually agreeable time and place within five business days after all the closing conditions to this Agreement have been satisfied or waived, or at such other date, time or place as the Purchaser and the Seller may agree (the date of such Closing, the “Closing Date”).

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller as follows:

3.1 Due Organization and Good Standing. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Nevada. The Purchaser has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

3.2 Authorization; Binding Agreement. The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement, to perform the Purchaser’s obligations hereunder and to consummate the transactions contemplated hereby.

3.3 Governmental Approvals. No Consent of or with any Governmental Authority, on the part of the Purchaser is required to be obtained or made in connection with the execution, delivery or performance by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated hereby, other than (a) any filings required with the OTC Markets Group with respect to the transactions contemplated by this Agreement and (b) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder.

3.4 Capitalization. The Purchaser is authorized to issue (i) 1,000,000,000 shares of Common Stock, of which 74,976,241 are issued and outstanding prior to the Closing, and (ii) 15,000,000 shares of preferred stock, par value $0.0001 per share, none of which are issued and outstanding prior to the Closing. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the NRS, the Purchaser Articles of Incorporation or any contract to which the Purchaser is a party. None of the outstanding Common Stock has been issued in violation of any applicable securities Laws. All indebtedness of the Purchaser is disclosed in the SEC Reports.

3.5 SEC Filings and Purchaser Financials.

(a) The Purchaser, since January 31, 2017, has filed all forms, reports, schedules, statements, registrations statements, prospectuses and other documents required to be filed or furnished by the Purchaser with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto. The Purchaser’s SEC filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) The financial statements and notes contained or incorporated by reference in the Purchaser’s SEC filings (the “Purchaser Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of the Purchaser at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP methodologies applied on a consistent basis throughout the periods involved.

3.6 Compliance with Laws. The Purchaser is in compliance with all Laws applicable to it and the conduct of its business except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect on the Purchaser.

3.7 Actions; Orders. There is no pending or, to the Knowledge of the Purchaser, threatened Action or Order to which the Purchaser is subject which would reasonably be expected to have a Material Adverse Effect on the Purchaser.

3.8 Taxes and Returns. The Purchaser has or will have timely filed, or caused to be timely filed, all Tax Returns by it, which Tax Returns are true, accurate, correct and complete, and has paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP.

3.9 Ownership of Exchange Shares. All Exchange Shares issued and delivered in accordance with Article I to the Seller shall be, upon issuance and delivery of such Exchange Shares, fully paid and non-assessable, free and clear of all Liens, other than restrictions arising from applicable securities Laws, this Agreement and any Liens incurred by the Seller.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Purchaser as follows:

4.1 Due Organization and Good Standing. The Company is validly existing and in good standing under the Laws of PRC and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing in the jurisdiction in which it is incorporated or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. The Company is not in violation of any provision of its organizational governing documents. The Company has not agreed, nor is it obligated, to make any future investment in or capital contribution to any other corporate entity. The Company has not guaranteed and is not responsible or liable for any obligation of any other corporate entity. The Company has all requisite power and authority to own, lease and operate his properties and to carry on his business as now being conducted

4.2 Authorization; Binding Agreement. The Seller has all requisite power, authority and legal right and capacity to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

4.3 Capitalization and Ownership. The Seller is the legal (registered) and beneficial owner of the Residual Ownership Interest free and clear of any Liens. Apart from equity interests owned by Huaxin and the Residual Ownership Interest, the Company has no equity interests authorized, issued or outstanding. The Residual Ownership Interest is validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. The Company has no existing options, warrants, calls, or commitments of any character relating to any interest in the Company. Upon transfer of the Residual Ownership Interest to the Transferee on the Closing Date in accordance with this Agreement, the entire legal and beneficial interest in the Residual Ownership Interest, free and clear of all Liens, will pass to the Transferee.

4.4 Governmental Approvals. No Consent of or with any Governmental Authority on the part of the Seller or the Company is required to be obtained or made in connection with the execution, delivery or performance by the Seller of this Agreement.

4.5 No Conflict With Other Instruments. The execution and delivery by the Seller of this Agreement and compliance by the Company with any of the provisions hereof will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company or Seller is a party or to which any of their assets, properties or operations are subject, except to the extent that such breach would not reasonably be expected to have a Material Adverse Effect on the Company.

4.6 Financial Statements. To the Knowledge of the Seller, the financial statements of the Company (the “Company Financials”) accurately reflect the books and records of the Company as of the times and for the periods referred to therein and fairly present in all material respects the financial position of the Company as of the respective dates thereof and the results of the operations and cash flows of the Company for the periods indicated. The books and records of the Company are complete and correct and have been maintained in accordance with good business and accounting practices. The Seller has caused the Company has duly and punctually paid all governmental fees and taxes which it has become liable to pay.

4.7 Absence of Certain Changes. Since January 1, 2016, the Company has conducted its business only in the ordinary course of business consistent with past practice and has not been subject to a Material Adverse Effect.

4.8 Compliance with Laws. Except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect on the Purchaser, the Company is not in material conflict or non-compliance, or material default or violation of, any applicable Laws by which it or any of its properties, assets, employees, business or operations are or were bound or affected.

4.9 Litigation. The Company is not subject to any actual or threatened litigation or investigations of any kind.

4.11 Investment Representations. The Seller is not a U.S. person, and is not acquiring the securities for the account or benefit of any U.S. person. The Seller agrees to resell the Exchange Shares only in accordance with the provisions of Regulation S or Regulation D, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration. The Seller hereby represents and warrants that the Exchange Shares are being acquired for his own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

4.12 Finders and Investment Bankers. The Seller has not employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions, finders’ fees or similar fees in connection with the transactions contemplated by this Agreement.

4.13 Material Contracts. Each Material Contract is valid, binding, and in full force and effect and is enforceable by and against the Company in accordance with its terms. The Company has not breached, violated or defaulted under any Material Contract, and no event has occurred which would result in the breach, violation or default under any Material Contract. No event has occurred (including the execution of this Agreement) which would grant a third party the right to prematurely terminate, or seek remedy under, or cause a default under, any of the Material Contracts. The term “Material Contract” means any contract which is material to the business of the Company, including but not limited to contracts which affect the equity or debt capitalization of the Company and contracts which are reasonably anticipated to generate annual revenue to the Company in excess of $50,000 in the calendar year ending December 31, 2018.

4.14 Taxes and Returns. The Company has or will have timely filed, or caused to be timely filed, all Tax Returns and reports required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects. The Company has paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes required to be paid, collected or withheld.

4.15 Title to and Sufficiency of Assets. The Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its assets, free and clear of all Liens other than Liens specifically identified on the Company Financials or disclosed to the management of the Purchaser.

4.16 Employee Matters. There are no unresolved labor controversies (including unresolved grievances and age or other discrimination claims), if any, that are pending or, to the Knowledge of the Seller, threatened against the Company. The Company is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices.

4.17 Environmental Matters. The Company is and has been in compliance in all material respects with all applicable Environmental Laws, and, to the Seller’s Knowledge, no facts, circumstances, or conditions currently exist that could adversely affect such continued compliance with Environmental Laws.

4.18 Certain Business Practices. The Company has not (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment.

4.19 Independent Investigation. The Seller acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Purchaser set forth in Article III; and (b) the Purchaser has not made any representation or warranty as to the Purchaser or this Agreement, except as expressly set forth in Article III.

4.20 Disclosure. No representations or warranties by the Seller in this Agreement (including the disclosure schedules hereto), (a) contains or will contain any untrue statement of a material fact, or (b) omits or will omit to state, when read in conjunction with all of the information contained in this Agreement, any fact necessary to make the statements or facts contained therein not materially misleading.

ARTICLE V.

COVENANTS.

5.1 Purchaser Public Filings. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing (the “Interim Period”), the Purchaser will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws.

5.2 No Trading. Each of the Company and the Seller hereby agree that, while any of them are in possession of material nonpublic information about the Purchaser, it shall not purchase or sell any securities of the Purchaser (other than as contemplated by this Agreement), communicate such information to any third party, take any other action with respect to the Purchaser in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

5.3 Effort and Further Assurances. Each Party shall use its commercially reasonable efforts, and shall cooperate fully with the other Parties, to take all actions and to do all things necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement.

ARTICLE VI.

SURVIVAL.

6.1 Survival. All representations and warranties of the Seller and Purchaser contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive the Closing through and until the second anniversary of the Closing Date.

ARTICLE VII.

CLOSING CONDITIONS.

The obligations of each Party to consummate the transactions described herein shall be subject to (i) the satisfaction or written waiver (where permissible) by the Seller and the Purchaser of all Consents required to be obtained from or made with any Governmental Authority or third party in order to consummate the transactions contemplated by this Agreement, (ii) no pending Action brought by a third-party non-affiliate to enjoin or otherwise restrict the consummation of the Closing, (iii) the truth and accuracy of each Party’s representations and warranties made and delivered by each Party, and (iv) no Material Adverse Effect shall have occurred with respect to the other Party.

ARTICLE VIII.

TERMINATION AND EXPENSES.

This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing by mutual written consent of the Purchaser and the Seller. In the event of the valid termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective representatives, and all rights and obligations of each Party shall cease

ARTICLE IX.

MISCELLANEOUS.

9.1 Notices. Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given and made if (i) in writing and served by personal delivery upon the Party for whom it is intended, (ii) if delivered by facsimile or electronic mail with receipt confirmed (including by receipt of confirmatory electronic mail from recipient), or (iii) if delivered by certified mail, registered mail, courier service, return-receipt received to the Party at the address set forth below, with copies sent to the persons indicated:

If to the Purchaser:

Resort Savers, Inc.

Room 1309 Wanjun Jingmao Building

No. 21 Baoxing Road

Bao An Central, Shenzhen, China 518133

If to the Seller:

Yang Baojin

40, Si Li Jiaozhuangcun, Yancunzhen

Fangshang District, Beijing

100000, China

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 9.1.

9.2 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Purchaser and the Seller, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

9.3 Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

9.4 Arbitration. In the event of any dispute, controversy or claim arising out of or relating to this Agreement (each, a “Dispute”), such dispute, controversy or claim shall be the subject of an attempt at an amicable solution. If the Dispute has not been resolved within 10 days after the occurring, any Party to such Dispute shall be entitled to submit such Dispute to the Hong Kong International Arbitration Centre for arbitration by three arbitrators in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law which are in effect at the time (the “UNCITRAL Rules”), as modified by this Agreement. The arbitration shall be conducted in English and Chinese. In any arbitration commenced pursuant to this Clause hereby two parties shall, acting jointly, be entitled to appoint one arbitrator (the “Party Arbitrators”). In default of such appointment for any reason whatsoever, the relevant arbitrator(s) shall be appointed by the Hong Kong International Arbitration Centre. The chairman of the arbitral tribunal shall be decided by the Party Arbitrators. Any such arbitration shall be administered by the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Procedures for Arbitration in force at the Execution Date of this Agreement including such additions to the UNCITRAL Rules.

9.5 Governing Law. The entry into and the variation, interpretation, implementation and termination of this Agreement shall be governed by the laws of Hong Kong.

9.6 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED.

9.7 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

9.8 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

9.9 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Purchaser and the Seller.

9.10 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits, annexes and schedules attached hereto, which exhibits, annexes and schedules are incorporated herein by reference, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein.

9.11 Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa.

ARTICLE X.

DEFINITIONS.

For purpose of this Agreement, the following capitalized terms have the following meanings:

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Enforceability Exceptions” means any and all applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought.

“Environmental Law” means any Law in any way relating to (a) the protection of human health and safety, (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance”, “pollutant”, “contaminant”, “hazardous waste”, “regulated substance”, “hazardous chemical”, or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by- products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“Knowledge” means actual knowledge of the Seller or the actual knowledge of the directors or executive officers of any other Party.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the business, assets, Liabilities, results of operations, prospects or condition (financial or otherwise) of such Person, taken as a whole.

“NRS” means Nevada Revised Statutes, as amended.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“SEC” means the Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the Securities Act of 1933, as amended.

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

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IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first written above.

The Purchaser:

Resort Savers, Inc.,
a Nevada corporation

By:	/s/ DS Chang
Name:	DS Chang
Title:	President and CEO

[Signature page to Share Exchange Agreement]

The Seller:

Mr. Yang Baojin,
a citizen of the People’s Republic of China

By:	/s/ Mr. Yang Baojin
Name: Mr. Yang Baojin